EXHIBIT 99.1

                                  JULY 23, 2003

         Georgia Bank Financial Reports Record Second Quarter Earnings;
                Earnings Up 35.7 Percent Over Second Quarter 2002

     Georgia Bank Financial Corporation, the holding company for Georgia Bank & Trust Company of Augusta, today reported record quarterly net income of $2.0 million for the three months ended June 30, 2003 compared to $1.5 million in the second quarter of 2002, an increase of 35.7 percent. Diluted earnings per share for the second quarter of 2002 were $0.74 versus $0.55 for the second quarter of 2002, a 34.5 percent increase.

     Net  income  for the six months ended June 30, 2003 totaled $3.8 million, a
40.9 percent increase over the $2.7 million reported in the same period of 2002. Diluted earnings per share for the six months ended June 30, 2003 were $1.44 versus $1.03 per share for the six months ended June 30, 2002, a 39.8 percent increase. Return on average assets was 1.32 percent for the second quarter of 2003 and return on average shareholder's equity was 15.84 percent.

     Net interest income for the first six months of 2003, a measure of core earnings, was $10.8 million, up 12.8 percent from the $9.6 million in the comparable six months in 2002. Noninterest income, reflecting record mortgage origination volume, for the first six months of 2003 was $7.1 million, up 41.3 percent from $5.0 million in the first six months of 2002.

     As of June 30, 2003, loans outstanding were $421.1 million, reflecting an increase of $67.3 million or 19.0 percent compared to the same period last year. Asset quality remains strong as annualized net chargeoffs for the second quarter total 0.18 percent. Total assets at June 30, 2003 were $607.0 million and total deposits were $476.1 million. This reflects an increase of 14.2 percent in assets and 18.8 percent in deposits over June 30, 2002. Total assets and deposits were $531.6 million and $400.6 million, respectively at June 30, 2002.

     "The Bank has continued to grow significantly and passed $600 million in total assets during the second quarter of 2003, ranking Georgia Bank & Trust Company as the 12th largest bank headquartered in Georgia," stated R. Daniel Blanton, President and CEO. "We are pleased with an excellent quarter of record earnings" Blanton continued.

     "Our earnings increase was driven by an increase in net interest income in the core bank and noninterest income from mortgage origination activities. Net interest income increased 11.6 percent over the prior year quarter as loans increased 19.0 percent from the second quarter of 2002," stated Ronald L. Thigpen, Executive Vice President.


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
Press Release
Page 2
July 23, 2003

     Georgia Bank & Trust Company currently operates seven offices in the Metro Augusta market and is the largest locally-owned and operated bank in Richmond and Columbia County. Based on various mergers and business combinations by other financial institutions, Georgia Bank & Trust Company is now "the oldest name in Augusta banking," which proudly reflects its commitment to the local market.

     The Company's common stock is publicly traded on the Over-the-Counter Bulletin Board under the symbol "GBFP." UBS Financial Services, Inc, Augusta, Georgia serves as the principal market maker of the common stock.

     For further information, please contact R. Daniel Blanton, President and CEO or Ronald L. Thigpen, Executive Vice President and Chief Operating Officer at 706-738-6990.

                GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                          Consolidated Balance Sheets


                   ASSETS                             June 30,
                                                        2003      December 31,
                                                     (Unaudited)      2002
                                                   -------------  -------------
Cash and due from banks                            $ 19,905,985   $ 12,942,512
Federal funds sold                                   13,890,000      3,691,000
Interest bearing deposits in other banks                517,266        517,179
                                                   -------------  -------------
   Cash and cash equivalents                         34,313,251     17,150,691

Investment securities
   Available-for-sale                               128,147,695    133,971,802
   Held-to-maturity, at cost (fair values of
       $6,100,156 and $6,385,650, respectively)       5,637,143      6,138,889

Loans held for sale                                  30,684,630     24,296,598
Loans                                               390,415,229    372,402,679
   Less allowance for loan losses                    (7,075,304)    (6,534,417)
                                                   -------------  -------------
Loans, net                                          383,339,925    365,868,262

Premises and equipment, net                          13,637,641     13,882,987
Accrued interest receivable                           3,704,002      3,688,630
Intangible assets, net                                  139,883        139,883
Other assets                                          7,394,211      4,694,668
                                                   -------------  -------------
                                                   $606,998,381   $569,832,410
                                                   =============  =============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
   Noninterest-bearing                             $ 78,905,716   $ 70,334,882
   Interest-bearing
      NOW accounts                                   61,007,512     63,115,877
      Savings                                       181,370,483    152,244,387
      Money management accounts                      24,901,136     28,687,166
      Time deposits over $100,000                    93,817,256     87,746,760
      Other time deposits                            36,134,701     37,427,629
                                                   -------------  -------------
                                                    476,136,804     439,556,701

Securities sold under repurchase agreements          38,988,602     42,987,681
Advances from Federal Home Loan Bank                 35,000,000     35,000,000
Other borrowed funds                                  1,000,000      1,000,000
Accrued interest and other liabilities                4,627,314      4,539,968
                                                   -------------  -------------
       Total liabilities                            555,752,720    523,084,350
                                                   -------------  -------------

Stockholders' equity
  Common Stock, $3.00 par value; 10,000,000
    shares authorized; 2,642,579 shares issued;
    2,623,808 shares outstanding                      7,927,737      7,212,153
  Additional paid-in capital                         42,274,797     30,586,925
  Retained earnings                                  11,300,595      7,471,434
  Stock dividend declared (1)                       (12,403,456)             -
  Treasury stock, at cost 18,771 shares                (507,360)      (507,360)
  Accumulated other comprehensive income              2,653,348      1,984,908
                                                   -------------  -------------
       Total stockholders' equity                    51,245,661     46,748,060
                                                   -------------  -------------

                                                   $606,998,381   $569,832,410
                                                   =============  =============


(1)  The balance sheet as of June 30, 2003 reflects the stock dividend declared on July 16,
2003.

                GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                        Consolidated Statements of Income
                                  (Unaudited)

                                                   Three Months Ended      Six Months Ended
                                                        June 30,                June 30,
                                               ------------------------  ------------------------
                                                   2003         2002        2003         2002
                                               -----------  -----------  -----------  -----------
Interest income:
  Loans, including fees                         $6,487,762   $5,950,058  $12,745,210  $11,822,596
  Investment securities                          1,560,293    1,746,683    3,181,665    3,370,160
  Federal funds sold                                26,764       30,822       59,870       66,140
  Interest bearing deposits in other banks           2,304        3,790        3,580        9,457
                                               -----------  -----------  -----------  -----------
          Total interest income                  8,077,123    7,731,353   15,990,325   15,268,353
                                               -----------  -----------  -----------  -----------

Interest expense:
  Deposits                                       1,939,858    2,130,049    3,920,017    4,368,544
  Federal funds purchased and securities sold
    under repurchase agreements                    164,927      159,597      332,499      302,564
  Other borrowings                                 447,920      492,408      891,006      980,183
                                               -----------  -----------  -----------  -----------
          Total interest expense                 2,552,705    2,782,054    5,143,522    5,651,291
                                               -----------  -----------  -----------  -----------

          Net interest income                    5,524,418    4,949,299   10,846,803    9,617,062

Provision for loan losses                          431,805      414,828      906,555    1,084,818
                                               -----------  -----------  -----------  -----------

          Net interest income after provision
             for loan losses                     5,092,613    4,534,471    9,940,248    8,532,244
                                               -----------  -----------  -----------  -----------

Noninterest income:
  Service charges and fees on deposits           1,139,770    1,125,479    2,222,419    2,155,654
  Gain on sale of loans                          2,531,502    1,239,165    4,319,232    2,374,884
  Investment securities (losses) gains, net        (17,420)       2,827       28,772       52,566
  Retail investment income                          82,452       82,850      173,389      139,430
  Trust service fees                                79,776       54,557      149,635       97,205
  Miscellaneous income                              93,992       96,316      191,304      194,391
                                               -----------  -----------  -----------  -----------
          Total noninterest income               3,910,072    2,601,194    7,084,751    5,014,430
                                               -----------  -----------  -----------  -----------

Noninterest expense:
  Salaries                                       3,236,655    2,441,083    5,992,428    4,764,454
  Employee benefits                                643,507      556,792    1,237,010    1,065,378
  Occupancy expenses                               596,657      574,892    1,178,003    1,141,633
  Other operating expenses                       1,472,096    1,319,570    2,743,559    2,465,161
                                               -----------  -----------  -----------  -----------
          Total noninterest expense              5,948,915    4,892,337   11,151,000    9,436,626
                                               -----------  -----------  -----------  -----------

          Income before income taxes             3,053,770    2,243,328    5,873,999    4,110,048

Income tax expense                               1,076,796      786,000    2,044,838    1,392,000
                                               -----------  -----------  -----------  -----------

          Net Income                            $1,976,974   $1,457,328  $ 3,829,161  $ 2,718,048
                                               ===========  ===========  ===========  ===========

                GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                        Consolidated Statements of Income
                                  (Unaudited)


                                                  Three Months Ended       Six Months Ended
                                                       June  30,               June  30,
                                                ----------------------  ----------------------
                                                   2003        2002        2003        2002
                                                ----------  ----------  ----------  ----------
Basic net income per share                      $     0.75  $     0.56  $     1.46  $     1.04
                                                ==========  ==========  ==========  ==========

Diluted net income per share                    $     0.74  $     0.55  $     1.44  $     1.03
                                                ==========  ==========  ==========  ==========

Weighted average common shares outstanding (1)   2,623,808   2,623,808   2,623,808   2,623,808
                                                ==========  ==========  ==========  ==========

Weighted average number of common and
common equivalent shares outstanding (1)         2,653,816   2,640,371   2,652,094   2,638,878
                                                ==========  ==========  ==========  ==========

(1)  Weighted  average  shares  outstanding  have  been adjusted to reflect the stock dividend declared  on  July  16,  2003.


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